UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 7, 2006
(Date of earliest event reported)

eResearchTechnology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-29100	22-3264604

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 South 17th Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)

215-972-0420

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Executive Compensation

At its meeting on February 7, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of eResearchTechnology, Inc. (the “Company”) approved payments to the Company’s Named Executive Officers (as defined in Regulation S-K item 402(a)(3)) pursuant to the Company’s 2005 revised bonus plan (the “2005 Plan”) as follows:

Executive Officer	2005 Bonus
Joseph Esposito, President and Chief Executive Officer	$131,500
Scott Grisanti, Executive Vice President and Chief Marketing Officer	$73,521
Bruce Johnson, Executive Vice President and Chief Financial Officer	$57,500
Jeffrey Litwin, Executive Vice President and Chief Medical Officer	$57,500
Vincent Renz, Executive Vice President and Chief Technology Officer	$57,500

The specified revenue and net income targets under the 2005 Plan were achieved at 89%. The Committee, using its discretion under the 2005 Plan, awarded 100% of the bonus targets related to such revenue and net income targets to all participants under the 2005 Plan, including its executive officers. This decision was made primarily to reward the participants for the improvement in the Company’s financial results in the second half of 2005, which positioned the Company for growth in 2006.

On February 7, 2006, the Committee also took the following actions with respect to the 2006 compensation of the Company’s Named Executive Officers:

Executive Officer	2006 Salary	2006 Bonus Opportunity	2006 Car Allowance
Joseph Esposito, President and Chief Executive Officer	$385,000	$195,000	$12,000
Scott Grisanti, Executive Vice President and Chief Marketing Officer	$250,000	$145,000	$9,240
Bruce Johnson, Executive Vice President and Chief Financial Officer	$250,000	$130,000	$9,240
Jeffrey Litwin, Executive Vice President and Chief Medical Officer	$250,000	$130,000	$9,240
Vincent Renz, Executive Vice President and Chief Technology Officer	$250,000	$130,000	$9,240

2006 Bonus Plan

The Committee also approved the 2006 Bonus Plan (the “2006 Plan”) on February 7, 2006. The 2006 Plan is effective beginning on January 1, 2006 and will remain effective for fiscal year 2006. The purpose of the 2006 Plan is to promote the interests of the Company and its stockholders by providing employees with financial rewards upon achievement of specified business objectives, as well as help the Company attract and retain employees by providing attractive compensation opportunities linked to performance results. All Company employees are eligible to participate in the 2006 Plan, subject in some cases to certain waiting periods and with the exception that certain sales personnel participate in a separate commission incentive plan instead of the 2006 Plan.

Bonuses payable under the 2006 Plan are determined by the Committee. Bonuses payable to eligible participants are based on a variety of factors, including both objective and subjective criteria. The objective criteria consist of targets for revenue, net income and the revenue projected to be generated by new contracts into which the Company enters with all but certain specified customers during the applicable bonus period, regardless of when the revenue is actually recognized by the Company (the “Contract Revenues”).

For the Company’s named executive officers other than Messrs. Esposito and Grisanti, 50% of the bonus will be based on the extent to which the Company achieves specified revenue targets, and the remaining 50% will be based on the extent to which the Company achieves specified net income targets. Mr. Esposito’s bonus will be determined in accordance with the terms of his new employment agreement described below. For Mr. Grisanti, 80% of the bonus will be based on the extent to which the Company signs contracts that represent specified Contract Revenue targets, 10% will be based on the extent to which the Company achieves specified revenue targets, and the remaining 10% will be based on the extent to which the Company achieves specified net income targets.

The officers other than Mr. Esposito will be eligible to receive 50% to 150% of the 2006 bonus opportunity noted in the table above that is allocable to each target category, based on the extent to which the Company achieves the various specified targets.

Except for the Company’s Chairman and its Chief Executive Officer, bonuses are payable based on the extent to which quarterly targets have been achieved, with the bonuses (if any) normally being paid within forty-five (45) days after the end of the fiscal quarter in which the bonuses were earned. Any bonus payable to the Chairman is based on the extent to which annual targets have been achieved, with the bonus (if any) normally being paid within forty-five (45) days after the end of the fiscal year in which the bonuses were earned. Mr. Esposito’s bonus will be paid in accordance with the terms of his new employment agreement. Bonuses normally will be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings, as applicable.

Notwithstanding the foregoing, the Committee retains the discretion under the 2006 Plan to adjust the amount of any bonus to be paid, other than to Mr. Esposito, regardless of whether or the extent to which any of the objective criteria, including revenue, net income and Contract Revenues targets, are achieved.

CEO Employment Agreement

On February 8, 2006, the Company announced that Mr. Esposito intended to retire from his positions as President and Chief Executive Officer and a director of the Company before the end of 2006. A copy of the press release is filed herewith as Exhibit 99.1. In accordance with that announcement, the Company entered into a new employment agreement with Mr. Esposito that superseded his existing Management Employment Agreement dated March 4, 2004, as amended.

Under the new agreement, Mr. Esposito will continue to serve as the Company’s President and Chief Executive Officer or in such other position as the Board of Directors may determine until December 31, 2006 or such earlier date as the agreement is terminated. The Company may terminate the agreement at any time with or without cause on ninety days’ notice, and Mr. Esposito may terminate the agreement on ninety days’ notice in the event of a change in control of the Company or a material breach of the agreement by the Company that remains uncured after notice. Upon the earlier to occur of the termination of Mr. Esposito’s employment or his removal from the position of President and Chief Executive Officer, Mr. Esposito will be deemed to have resigned as a director of the Company, and he will confirm such resignation in writing to the Company.

As noted above, Mr. Esposito’s salary under the agreement for 2006 is $385,000 and he is entitled to a bonus of $195,000 payable in a lump sum on the earlier of December 31, 2006 or, subject to the terms hereafter described, the date on which his employment with the Company is terminated. If the Company terminates Mr. Esposito’s employment for any reason prior to December 31, 2006, or if Mr. Esposito terminates his employment following a change in control or a material breach of his agreement, then he is entitled to receive a bonus payment subject to delivery of an effective release, with the amount of the bonus being $195,000 if the termination is after October 1, 2006 and a pro rata portion of $195,000 (based on the number of days of service in 2006 over 365) if the termination is on or before October 1, 2006. Under such circumstances or if his employment is terminated by the expiration of the term of the agreement on December 31, 2006, Mr. Esposito will also be entitled to receive a lump sum payment of $1,160,000, representing two years’ base salary and guaranteed bonus, and continuation of benefits for a period of two years, and any options not then exercisable will become exercisable in full for their remaining terms.

The agreement also contains a customary nondisclosure covenant and a covenant that, during his employment and for a period of one year thereafter, Mr. Esposito will neither compete with the Company nor solicit any customer, vendor, supplier or employee to terminate their relationship with the Company.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As described in Item 1.01 above, on February 7, 2006, the Company and Mr. Esposito agreed to terminate the Management Employment Agreement dated March 4, 2004, as amended, to which they were parties, in connection with the execution of a new employment agreement between them. See Item 1.01 – “Entry Into A Material Definitive Agreement – CEO Employment Agreement” for a discussion of the terms of the new agreement.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 8, 2006, eResearchTechnology, Inc. issued a press release reporting its results of operations for the quarter and year ended December 31, 2005 and providing financial guidance for the first quarter and fiscal 2006. A copy of that press release is filed herewith as Exhibit 99.2 and incorporated by reference herein.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

Pursuant to the new employment agreement discussed in Item 1.01 above between the Company and Mr. Esposito, Mr. Esposito has agreed that his service as a director of the Company will cease upon the earlier of the termination of his employment and his removal as President and Chief Executive Officer. Accordingly, Mr. Esposito will not stand for reelection as a director of the Company following the expiration of his current term, if such circumstances arise prior to the 2006 Annual Meeting of Stockholders, or, if he is reelected as a director at such meeting, following expiration of the term to which he is elected at such meeting.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	Press release dated February 8, 2006 of eResearchTechnology, Inc. regarding the Company’s Chief Executive Officer’s retirement.

Exhibit 99.2	Press release dated February 8, 2006 of eResearchTechnology, Inc. regarding the Company’s results of operations for 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.
(Registrant)

Date: February 8, 2006	By: /s/ Bruce Johnson

Bruce Johnson
Chief Financial Officer